Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-270233) of Rhythm Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-8 No. 333-270231) pertaining to the 2017 Equity Incentive Plan of Rhythm Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-8 No. 333-263171) pertaining to the 2022 Employment Inducement Plan of Rhythm Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-8 No. 333-263168) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.,

(5)	Registration Statement (Form S-8 No. 333-253709) pertaining to the 2017 Equity Incentive Plan of Rhythm Pharmaceuticals, Inc.,

(6)	Registration Statement (Form S-8 No. 333-236829) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.,

(7)	Registration Statement (Form S-8 No. 333-229642) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.,

(8)	Registration Statement (Form S-8 No. 333-223647) pertaining to the 2017 Equity Incentive Plan of Rhythm Pharmaceuticals, Inc., and

(9)	Registration Statement (Form S-8 No. 333-220925) pertaining to the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Rhythm Pharmaceuticals, Inc.;

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Rhythm Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Rhythm Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Rhythm Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 29, 2024